UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 12, 2007

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
 (Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

    Titan International, Inc. has been granted its request to increase its revolving credit facility from $125 million to $250 million as allowed under the credit facility’s accordion feature.  The revolving credit facility with LaSalle Bank National Association was amended on December 12, 2007.
    Titan is increasing its financial capacity and flexibility in order to facilitate and respond in an expedient manner to opportunities that may develop in our marketplace during the next twelve months.
    Currently, the credit facility has no cash borrowings and the only usage of the facility consists exclusively of letter of credits of approximately $6 million.

Item 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

10	Fifth amendment to credit agreement dated as of December 12, 2007, among Titan International, Inc. and LaSalle Bank National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	December 13, 2007	By:	/s/ Kent W. Hackamack
Kent W. Hackamack
Vice President of Finance and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10	Fifth amendment to credit agreement dated as of December 12, 2007, among Titan International, Inc. and LaSalle Bank National Association.